                                                                     EXHIBIT 1.2

                           The Dow Chemical Company

                               Pricing Agreement
                               -----------------


Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

                                                            December 16, 1999

Ladies and Gentlemen:

     The Dow Chemical Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 16, 1999 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in

Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                 Very truly yours,

                                 The Dow Chemical Company

                                 By: /s/ J. PEDRO REINHARD
                                     ---------------------------------------
                                 Name:  J. Pedro Reinhard
                                 Title: Executive Vice President and Chief
                                        Financial Officer

Accepted as of the date hereof:


  /s/ GOLDMAN, SACHS & CO.
-------------------------------
  (Goldman, Sachs & Co.)

                                  SCHEDULE I

                                                           Number of Shares to
                                                               be purchased
                                                               ------------
                           Underwriter
                           -----------
Goldman, Sachs & Co...................................          3,500,000
                                                                ---------
      Total...........................................          3,500,000
                                                                =========

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

                                  SCHEDULE II



Title of Designated Shares:

      Common Stock, $2.50 par value per share

Number of Designated Shares:

      3,500,000 Shares

Initial Offering Price to Public:

      $125.00 per Share

Purchase Price by Underwriters:

      $123.00 per Share

Form of Designated Shares:

      Definitive form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian

Specified Funds for Payment of Purchase Price:

      Federal (same-day) funds

Describe any blackout provisions with respect to the Designated Shares

      None in addition to those set forth in the Underwriting Agreement

Time of Delivery:

      9:00 a.m. (New York City time), December 21, 1999

Closing Location:

      Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603

Names and Addresses of Representatives:

      Designated Representatives: Goldman, Sachs & Co.

      Address for Notices, etc.:  85 Broad Street
                                  New York, New York 10004

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